Exhibit 99.1

News Release

For immediate release

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihsmarkit.com	eric.boyer@ihsmarkit.com

IHS Markit Reports Third Quarter 2017 Results

LONDON (September 26, 2017) - IHS Markit (Nasdaq: INFO), a world leader in critical information, analytics and solutions, today reported results for the third quarter ended August 31, 2017.

•	Revenue of $905 million, including total organic revenue growth of 5 percent and normalized organic revenue growth of 4 percent

•	Net income of $147 million and diluted earnings per share (EPS) of $0.35

•	Adjusted EBITDA of $351 million and Adjusted earnings per diluted share (Adjusted EPS) of $0.57

•	Cash flow from operations of $267 million and free cash flow of $206 million

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Third Quarter and Year-to-Date 2017 Financial Performance

	Three months ended August 31,		Change		Nine months ended August 31,		Change
(in millions, except percentages and per share data)	2017	2016	$	%	2017	2016	$	%
Revenue	$904.7	$724.6	$180.1	25%	$2,655.0	$1,861.0	$794.0	43%

Net income attributable to IHS Markit	$145.9	$(31.7)	$177.6	560%	$311.2	$63.5	$247.7	390%
Adjusted EBITDA	$350.8	$269.0	$81.8	30%	$1,023.9	$649.6	$374.3	58%

GAAP EPS	$0.35	$(0.09)	$0.44	489%	$0.75	$0.23	$0.52	226%
Adjusted EPS	$0.57	$0.45	$0.12	27%	$1.54	$1.31	$0.23	18%

Cash flow from operations	$267.3	$146.6	$120.7	82%	$718.6	$475.1	$243.5	51%
Free cash flow	$206.0	$100.0	$106.0	106%	$526.8	$375.8	$151.0	40%

“We were very pleased with our third quarter as we delivered strong results and continued to make great progress towards our merger synergy and buyback commitments,” said Lance Uggla, president at IHS Markit.

“We continue to be pleased with the operational improvements in the business, especially organic revenue growth and margin expansion,” said Todd Hyatt, chief financial officer at IHS Markit. “Transportation and Financial Services continued to perform very well, and we are encouraged that CMS returned to organic growth and that Resources continued to stabilize.”

“As I begin the transition out of the chairman and CEO role, and look back at all that we have accomplished since we became IHS Markit, I am filled with pride and gratitude in having had the privilege to lead such great people who have done such great things,” said Jerre Stead, chairman and chief executive officer at IHS Markit.

Third Quarter 2017 Revenue Performance

Third quarter 2017 revenue increased 25 percent compared to the third quarter of 2016. The following table provides additional revenue information by transaction type.

	Three months ended August 31,		Percent change
(in millions, except percentages)	2017	2016	Total	Organic*
Recurring fixed	$637.9	$548.0	16%	2%
Recurring variable	109.6	56.8	N/M	4%
Non-recurring*	157.2	119.8	31%	21%
Total revenue*	$904.7	$724.6	25%	5%

The components of revenue growth are described below by segment and in total.

	Change in revenue
	Third quarter 2017 vs. third quarter 2016
(All amounts represent percentage points)	Organic*	Acquisitive	Foreign Currency	Total
Resources	(4)%	—%	—%	(4)%
Transportation	13%	—%	—%	13%
Consolidated Markets & Solutions*	7%	—%	(1)%	7%
Financial Services**	5%	—%	—%	5%
Total*	5%	20%***	—%	25%

* Excluding the effect of the BPVC engineering standard release in the third quarter of 2017, total non-recurring organic revenue increased 14 percent, CMS total organic revenue increased 1 percent, and total organic revenue increased 4 percent for the three months ended August 31, 2017 compared to the three months ended August 31, 2016.
** Financial Services segment (composed entirely of legacy Markit business) change in revenue based on 2017 Q3 revenue of $307 million vs. 2016 Q3 revenue of $294 million.
*** Total company acquired revenue includes Financial Services segment 2017 Q3 revenue of $307 million, less $13 million attributed to components above and 2016 Q3 reported revenue of $157 million.

Third Quarter and Year-to-Date 2017 Operating Performance

Segment results were as follows (additional segment information is included later in this release):

•
Resources. Third quarter revenue for Resources decreased $8 million, or 4 percent, to $202 million, and declined 4 percent organically for the recurring-based business. Third quarter Adjusted EBITDA for Resources decreased $6 million, or 6 percent, to $89 million.

Year-to-date revenue for Resources decreased $25 million, or 4 percent, to $623 million. Year-to-date Adjusted EBITDA for Resources decreased $7 million, or 3 percent, to $268 million.

•
Transportation. Third quarter revenue for Transportation increased $30 million, or 13 percent, to $257 million, and included 11 percent organic growth for the recurring-based business. Third quarter Adjusted EBITDA for Transportation increased $21 million, or 24 percent, to $110 million.

Year-to-date revenue for Transportation increased $67 million, or 10 percent, to $724 million. Year-to-date Adjusted EBITDA for Transportation increased $45 million, or 18 percent, to $298 million.

•
Consolidated Markets & Solutions (CMS). Third quarter revenue for CMS increased $9 million, or 7 percent, to $139 million, and had 1 percent organic growth for the recurring-based business. Third quarter Adjusted EBITDA for CMS decreased $1 million, or 4 percent, to $32 million.

Year-to-date revenue for CMS decreased $3 million, or 1 percent, to $396 million. Year-to-date Adjusted EBITDA for CMS increased $1 million, or 1 percent, to $92 million.

•	Financial Services. Third quarter revenue for Financial Services was $307 million, and included 5 percent total organic growth. Third quarter Adjusted EBITDA for Financial Services was $138 million.

Year-to-date revenue for Financial Services was $912 million. Year-to-date Adjusted EBITDA for Financial Services was $406 million.

Outlook (forward-looking statement)

For the year ending November 30, 2017, IHS Markit expects:

•	Revenue trending at the high end of the range of $3.490 billion to $3.560 billion, including total organic growth of 3 percent to 4 percent;

•	Adjusted EBITDA trending at the low- to mid-point of the range of $1.375 billion to $1.400 billion; and

•	Adjusted EPS trending at the mid-point of the range of $2.02 to $2.08 per diluted share.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS Markit will hold a conference call to discuss third quarter 2017 results on September 26, 2017, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the Investor Relations section of the company’s website: investor.ihsmarkit.com. A replay of the earnings webcast will be available approximately two hours after the conclusion of the live event. The webcast recording will be available for one year on the Investor Relations section of the company’s website.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. This communication also includes certain forward-looking non-GAAP financial measures. IHS Markit is unable to present a reconciliation of this forward-looking non-GAAP financial information because management cannot reliably predict all of the necessary components of such measures. Accordingly, investors are cautioned not to place undue reliance on this information.

Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to IHS Markit, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as an analytical tool. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP.

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “see,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. A detailed discussion of some of the risks and uncertainties that could cause our actual results and financial condition to differ materially from the forward-looking statements is described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this communication is based only on information currently available to us and speaks only as of the date of this report. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings at www.sec.gov or www.ihsmarkit.com.

About IHS Markit
IHS Markit (Nasdaq: INFO) is a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 key business and government customers, including 85 percent of the Fortune Global 500 and the world’s leading financial institutions.  Headquartered in London, IHS Markit is committed to sustainable, profitable growth.
IHS Markit is a registered trademark of IHS Markit Ltd and/or its affiliates. All other company and product names may be trademarks of their respective owners © 2017 IHS Markit Ltd. All rights reserved.

IHS MARKIT LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of August 31, 2017	As of November 30, 2016
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$153.8	$138.9
Accounts receivable, net	655.5	635.6
Income tax receivable	14.9	26.0
Deferred subscription costs	59.9	55.6
Other current assets	88.0	77.4
Total current assets	972.1	933.5
Non-current assets:
Property and equipment, net	506.9	416.2
Intangible assets, net	4,110.3	4,351.8
Goodwill	8,357.5	8,209.8
Deferred income taxes	14.8	14.8
Other	55.3	10.5
Total non-current assets	13,044.8	13,003.1
Total assets	$14,016.9	$13,936.6
Liabilities and shareholders' equity
Current liabilities:
Short-term debt	$561.1	$104.6
Accounts payable	49.9	58.9
Accrued compensation	119.1	174.0
Accrued royalties	31.0	35.7
Other accrued expenses	252.8	257.1
Income tax payable	12.7	11.9
Deferred revenue	814.1	770.2
Total current liabilities	1,840.7	1,412.4
Long-term debt	3,424.7	3,279.3
Accrued pension and postretirement liability	35.0	33.0
Deferred income taxes	829.3	995.1
Other liabilities	115.5	74.7
Commitments and contingencies
Redeemable noncontrolling interests	69.6	57.7
Shareholders' equity	7,702.1	8,084.4
Total liabilities and shareholders' equity	$14,016.9	$13,936.6

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended August 31,		Nine months ended August 31,
	2017	2016	2017	2016
Revenue	$904.7	$724.6	$2,655.0	$1,861.0
Operating expenses:
Cost of revenue	341.6	269.1	1,006.3	692.2
Selling, general and administrative	268.8	267.6	811.0	661.1
Depreciation and amortization	120.8	91.7	364.4	216.5
Restructuring charges	(0.1)	10.6	(0.8)	23.9
Acquisition-related costs	14.9	104.5	76.9	119.9
Net periodic pension and postretirement expense	3.1	0.6	3.9	1.2
Other expense (income), net	3.1	(2.8)	8.3	(2.0)
Total operating expenses	752.2	741.3	2,270.0	1,712.8
Operating income (loss)	152.5	(16.7)	385.0	148.2
Interest income	0.5	0.3	1.6	0.9
Interest expense	(41.5)	(36.5)	(111.0)	(92.0)
Non-operating expense, net	(41.0)	(36.2)	(109.4)	(91.1)
Income (loss) from continuing operations before income taxes and equity in loss of equity method investee	111.5	(52.9)	275.6	57.1
Benefit (provision) for income taxes	36.7	23.1	41.3	(0.7)
Equity in loss of equity method investee	(1.1)	(1.2)	(5.0)	(1.2)
Income (loss) from continuing operations	147.1	(31.0)	311.9	55.2
Income (loss) from discontinued operations, net	—	(1.0)	—	8.0
Net income (loss)	147.1	(32.0)	311.9	63.2
Net (income) loss attributable to noncontrolling interest	(1.2)	0.3	(0.7)	0.3
Net income (loss) attributable to IHS Markit Ltd.	$145.9	$(31.7)	$311.2	$63.5

Basic earnings per share:
Income (loss) from continuing operations attributable to IHS Markit Ltd.	$0.37	$(0.09)	$0.78	$0.20
Income (loss) from discontinued operations, net	—	—	—	0.03
Net income (loss) attributable to IHS Markit Ltd.	$0.37	$(0.09)	$0.78	$0.23
Weighted average shares used in computing basic earnings per share	397.6	340.1	401.2	273.5

Diluted earnings per share:
Income (loss) from continuing operations attributable to IHS Markit Ltd.	$0.35	$(0.09)	$0.75	$0.20
Income (loss) from discontinued operations, net	—	—	—	0.03
Net income (loss) attributable to IHS Markit Ltd.	$0.35	$(0.09)	$0.75	$0.23
Weighted average shares used in computing diluted earnings per share	414.2	340.1	417.3	277.5

IHS MARKIT LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine months ended August 31,
	2017	2016
Operating activities:
Net income attributable to IHS Markit Ltd.	$311.2	$63.5
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	364.4	216.5
Stock-based compensation expense	203.2	144.9
Gain on sale of business	—	(41.5)
Excess tax benefit from stock-based compensation	—	(1.8)
Net periodic pension and postretirement expense	3.9	1.2
Undistributed earnings of affiliates, net	(4.1)	1.2
Pension and postretirement contributions	(2.0)	(2.2)
Deferred income taxes	(98.5)	6.1
Change in assets and liabilities:
Accounts receivable, net	11.7	65.8
Other current assets	(42.4)	39.9
Accounts payable	(17.5)	(40.6)
Accrued expenses	(68.6)	7.1
Income tax	16.9	(5.8)
Deferred revenue	34.6	10.7
Other liabilities	5.8	10.1
Net cash provided by operating activities	718.6	475.1
Investing activities:
Capital expenditures on property and equipment	(191.8)	(99.3)
Acquisitions of businesses, net of cash acquired	—	(1,014.4)
Proceeds from sale of business	—	190.2
Change in other assets	(2.9)	0.3
Settlements of forward contracts	6.6	5.6
Net cash used in investing activities	(188.1)	(917.6)
Financing activities:
Proceeds from borrowings	2,464.5	3,423.0
Repayment of borrowings	(1,856.1)	(2,876.8)
Payment of debt issuance costs	(14.4)	(22.8)
Proceeds from noncontrolling interests	7.5	—
Excess tax benefit from stock-based compensation	—	1.8
Proceeds from the exercise of employee stock options	297.2	69.1
Repurchases of common shares	(1,400.0)	(264.6)
Net cash (used in) provided by financing activities	(501.3)	329.7
Foreign exchange impact on cash balance	(14.3)	20.4
Net increase (decrease) in cash and cash equivalents	14.9	(92.4)
Cash and cash equivalents at the beginning of the period	138.9	293.1
Cash and cash equivalents at the end of the period	$153.8	$200.7

IHS MARKIT LTD.
SUPPLEMENTAL REVENUE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended August 31,		Percent change		Nine months ended August 31,		Percent change
	2017	2016	Total	Organic	2017	2016	Total	Organic
Recurring revenue:
Resources	$176.9	$186.1	(5)%	(4)%	$530.5	$557.5	(5)%	(6)%
Transportation	173.7	157.2	10%	11%	501.6	460.8	9%	9%
CMS	114.7	113.9	1%	1%	340.0	344.1	(1)%	1%
Financial Services - fixed	172.6	90.8	N/M	3%	513.5	90.8	N/M	3%
Total recurring fixed revenue	$637.9	$548.0	16%	2%	1,885.6	1,453.2	30%	2%
Financial Services - variable	$109.6	$56.8	N/M	4%	332.0	56.8	N/M	10%
Total recurring revenue	$747.5	$604.8	24%	3%	$2,217.6	$1,510.0	47%	3%

Non-recurring revenue:
Resources	$25.3	$24.3	4%	1%	$92.4	$89.9	3%	—%
Transportation	83.4	69.9	19%	19%	222.7	196.9	13%	12%
CMS	24.1	16.3	48%	48%	55.9	54.9	2%	3%
Financial Services	24.4	9.3	N/M	28%	66.4	9.3	N/M	23%
Total non-recurring revenue	$157.2	$119.8	31%	21%	$437.4	$351.0	25%	9%

Total revenue (segment):
Resources	$202.2	$210.4	(4)%	(4)%	$622.9	$647.4	(4)%	(5)%
Transportation	257.1	227.1	13%	13%	724.3	657.7	10%	10%
CMS	138.8	130.2	7%	7%	395.9	399.0	(1)%	1%
Financial Services	306.6	156.9	N/M	5%	911.9	156.9	N/M	7%
Total revenue	$904.7	$724.6	25%	5%	$2,655.0	$1,861.0	43%	4%

IHS MARKIT LTD.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except for per-share amounts)
(Unaudited)

	Three months ended August 31,		Nine months ended August 31,
	2017	2016	2017	2016
Net income attributable to IHS Markit Ltd.	$145.9	$(31.7)	$311.2	$63.5
Interest income	(0.5)	(0.3)	(1.6)	(0.9)
Interest expense	41.5	36.5	111.0	92.0
(Benefit) Provision for income taxes	(36.7)	(23.1)	(41.3)	0.7
Depreciation	38.2	30.2	113.4	78.2
Amortization related to acquired intangible assets	82.6	61.5	251.0	138.3
EBITDA (1)(6)	$271.0	$73.1	$743.7	$371.8
Stock-based compensation expense	63.4	80.4	203.2	142.6
Restructuring charges	(0.1)	10.6	(0.8)	23.9
Acquisition-related costs	14.9	104.5	76.9	119.9
Pension adjustment expense	2.7	—	2.7	—
Share of joint venture results not attributable to Adjusted EBITDA	(0.4)	(0.3)	(1.2)	(0.3)
Adjusted EBITDA attributable to noncontrolling interest	(0.7)	(0.3)	(0.6)	(0.3)
Income from discontinued operations, net	—	1.0	—	(8.0)
Adjusted EBITDA (2)(6)	$350.8	$269.0	$1,023.9	$649.6

	Three months ended August 31,		Nine months ended August 31,
	2017	2016	2017	2016
Net income attributable to IHS Markit Ltd.	$145.9	$(31.7)	$311.2	$63.5
Stock-based compensation expense	63.4	80.4	203.2	142.6
Amortization related to acquired intangible assets	82.6	61.5	251.0	138.3
Restructuring charges	(0.1)	10.6	(0.8)	23.9
Acquisition-related costs	14.9	104.5	76.9	119.9
Acquisition financing fees	—	7.1	—	12.1
Pension adjustment expense	2.7	—	2.7	—
Income tax effect of above adjustments	(72.1)	(74.6)	(199.1)	(129.7)
Adjusted earnings attributable to noncontrolling interest	(0.4)	(0.2)	(1.3)	(0.2)
Income from discontinued operations, net	—	1.0	—	(8.0)
Adjusted net income (3)	$236.9	$158.6	$643.8	$362.4
Adjusted EPS (4)(6)	$0.57	$0.45	$1.54	$1.31
Weighted average shares used in computing Adjusted EPS*	414.2	349.0	417.3	277.5

*Third quarter 2016 diluted weighted average shares for Adjusted EPS include 8.9 million dilutive shares that were antidilutive for GAAP EPS due to the GAAP net loss.

	Three months ended August 31,		Nine months ended August 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$267.3	$146.6	$718.6	$475.1
Capital expenditures on property and equipment	(61.3)	(46.6)	(191.8)	(99.3)
Free cash flow (5)(6)	$206.0	$100.0	$526.8	$375.8

IHS MARKIT LTD.
SUPPLEMENTAL SEGMENT OPERATING PROFIT MEASURE DISCLOSURE
(In millions)
(Unaudited)

	Three months ended August 31,		Nine months ended August 31,
	2017	2016	2017	2016
Adjusted EBITDA by segment:
Resources	$88.5	$94.4	$268.2	$275.4
Transportation	110.0	88.6	298.0	252.6
CMS	32.0	33.3	92.3	91.6
Financial Services	138.0	65.0	406.0	65.0
Shared services	(17.7)	(12.3)	(40.6)	(35.0)
Total Adjusted EBITDA	$350.8	$269.0	$1,023.9	$649.6

Adjusted EBITDA margin by segment:
Resources	43.8%	44.9%	43.1%	42.5%
Transportation	42.8%	39.0%	41.1%	38.4%
CMS	23.1%	25.6%	23.3%	23.0%
Financial Services	45.0%	41.4%	44.5%	41.4%
Total Adjusted EBITDA margin	38.8%	37.1%	38.6%	34.9%

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs, exceptional litigation, net other gains and losses, pension mark-to-market and settlement expense, the impact of joint ventures and noncontrolling interests, and discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs, acquisition financing fees, net other gains and losses, pension mark-to-market and settlement expense, the impact of noncontrolling interests, and discontinued operations, all net of the related tax effects).

(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreements.